Exhibit 99.1
     FOR IMMEDIATE RELEASE
CIT LAUNCHES RESTRUCTURING PLAN
Designed to Ensure Continued Financing Support for
Small Business and Middle Market Clients
Commences Offers to Exchange Certain Outstanding Series of Notes and
Solicits Votes for Voluntary Prepackaged Plan of Reorganization
Significant Bondholder Support
     NEW YORK — October 1, 2009 — CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today announced that it has commenced a restructuring of its capital structure that has been approved by the Company’s Board of Directors and by the Steering Committee of CIT’s bondholders. Today’s announcement is an important step in a comprehensive restructuring plan to enhance CIT’s capital levels, improve its liquidity and return the Company to profitability.
     Under the plan, CIT Group Inc. and CIT Group Funding Company of Delaware LLC (Delaware Funding) are launching exchange offers for certain unsecured notes. If the Company does not achieve the objectives of the exchange offers, it may decide to initiate a voluntary filing under Chapter 11 of the U.S. Bankruptcy Code. Therefore, the Company is concurrently soliciting bondholders and other holders of CIT debt to approve a prepackaged plan of reorganization. The Company has been informed by advisors to the Steering Committee that, subject to review of the offering memorandum, approximately $10 billion of outstanding unsecured indebtedness have already indicated their intention to participate in the exchange offer or vote for the prepackaged plan of reorganization.
     “Over the last several months, CIT’s management, together with its Board of Directors and outside advisors, has developed a comprehensive plan to position CIT for future success,” said Jeffrey M. Peek, Chairman and CEO. “We believe this plan maximizes franchise value and can be executed quickly and effectively through a series of voluntary debt exchange offers or an expedited in-court restructuring process. Upon completion of either alternative, CIT will be a well-funded bank holding company with a strong capital position and market leading franchises.
     “We have the liquidity to serve our small business and middle market clients throughout this process,” Mr. Peek continued. “On behalf of CIT, I want to thank our clients for their continued support during this process and also thank our employees whose commitment is crucial to the future of CIT.”
     Jeff Werbalowsky of Houlihan Lokey, the financial advisor to the Steering Committee, commented, “The Committee has worked very constructively with the Company and has approved its plan. Through the restructuring and substantial deleveraging featured in this plan, whether completed in or out of court, we are very confident that CIT will emerge as a strong bank holding company with renewed earnings and profitability potential.”
Comprehensive Series of Exchange Offers
     CIT has initiated a series of voluntary exchange offers designed to recapitalize its balance sheet and significantly reduce its debt in an out-of-court restructuring. Successful completion of the exchange offers will generate significant capital and provide multi-year liquidity through the material reduction of CIT’s outstanding debt.
     Under the terms of the exchange offers, a tendering holder of an existing debt security would receive a pro rata portion of each of five series of newly issued secured notes, with maturities ranging from four to eight years, and/or shares of newly issued voting preferred stock. Consideration offered varies in amount and type based on issuer, maturity and position in the capital structure.
     The exchange offers are conditioned upon achieving acceptable liquidity and leverage. These conditions require that the exchange offers cannot be consummated if the face amount of the Company’s total debt is not reduced by at least $5.7 billion in aggregate, with specific debt reduction targets for the periods from 2009 to 2012, as more fully described in the offering memorandum.
     The exchange offers are set to expire at 11:59 pm, New York City time, on Thursday, October 29, 2009. Tendered securities may be validly withdrawn at any time prior to the expiration date.
Solicitation for Potential Voluntary Prepackaged Chapter 11 Reorganization
     CIT is also soliciting most bondholders and other holders of CIT debt to approve a prepackaged plan of reorganization so that the Company has the option to proceed with a voluntary bankruptcy filing. The Company believes that such a bankruptcy process could be resolved expeditiously with minimal disruption to its business. In this process, CIT Bank and CIT’s operating entities would not file for bankruptcy, which will allow the Company to continue to service its customers.
For Additional Information
     Additional information regarding the exchange offers and plan of reorganization will be available in a Form 8-K to be filed by the Company with the Securities and Exchange Commission. Further information about the Company and its restructuring plan can be found at www.cit.com
     The Information Agent for the Offer is D.F. King & Co. Financial Balloting Group, LLC is serving as Exchange Agent for the Exchange Offers and Voting Agent for the Plan of Reorganization. Retail holders of notes with questions regarding the voting and exchange process should contact the information agent at (800) 758-5880 or +1 (212) 269-5550. Banks and brokers with questions regarding the voting and exchange process should contact the exchange and voting agent at +1 (646) 282-1888. BofA Merrill Lynch and Citigroup Global Markets are acting as financial advisors to the Company for purposes of this transaction.

     Evercore Partners, Morgan Stanley and FTI Consulting are the Company’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP and Sullivan & Cromwell LLP are legal counsel in connection with the restructuring plan.
     Houlihan Lokey Howard & Zukin Capital, Inc. serves as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP serves as legal counsel to the Steering Committee of CIT’s bondholders.
     Individuals interested in receiving future updates on CIT via e-mail can register at http://newsalerts.cit.com.
About CIT
CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, CIT may need to seek protection under the US Bankruptcy Code, even if the tender offer is consummated, the risk that the $3 billion loan facility does not provide the liquidity that CIT is seeking due to material negative changes to CIT’s liquidity from draw down of loans by customers, the risk that CIT is unsuccessful in its efforts to effectuate a comprehensive restructuring of its liabilities, in which case CIT may be forced to seek bankruptcy relief. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.
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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com
CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
1-866-54CITIR (542-4847)
investor.relations@cit.com
HOULIHAN LOKEY:
Michelle O’Brien
Media Relations
(212) 497-7802
MOBrien@HL.com